Exhibit 11

February 5, 2021

VALIC Company I
2919 Allen Parkway
Houston, Texas 77019

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have served as Maryland counsel to VALIC Company I, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration and issuance of shares (the “Shares”) of common stock, $.01 par value per share, of the Company classified and designated as the series of the Company identified as the Acquiring Funds on Exhibit A hereto (each, an “Acquiring Fund,” and, collectively, the “Acquiring Funds”), to be issued pursuant to an Agreement and Plan of Reorganization (each, a “Plan” and, collectively, the “Plans”) between the Company, on behalf of the applicable Acquiring Fund, and VALIC Company II, a Delaware statutory trust (“VC II”), on behalf of the applicable series of VC II identified as a Target Fund on Exhibit A hereto (each, a “Target Fund,” and, collectively, the “Target Funds”).  The offering of the Shares is covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the Combined Prospectus/Proxy Statement included therein, substantially in the form transmitted to the Commission under the 1933 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

VALIC Company I
February 5, 2021

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the approval of the Plans, certified as of the date hereof by an officer of the Company;

6.          The form of the Plans, certified as of the date hereof by an officer of the Company;

7.          A certificate executed by an officer of the Company, dated as of the date hereof; and

8.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

VALIC Company I
February 5, 2021

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Shares has been duly authorized and, when and if issued and delivered in accordance with the Resolutions, the Plans and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

118255/532253

EXHIBIT A

Target Funds (each a series of VC II)	Acquiring Funds (each a series of the Company)
Small Cap Value Fund	Small Cap Value Fund
Capital Appreciation Fund	Capital Appreciation Fund
Aggressive Growth Lifestyle Fund	Aggressive Growth Lifestyle Fund
Moderate Growth Lifestyle Fund	Moderate Growth Lifestyle Fund
Conservative Growth Lifestyle Fund	Conservative Growth Lifestyle Fund
International Opportunities Fund	International Opportunities Fund
High Yield Bond Fund	High Yield Bond Fund
Mid Cap Value Fund	Mid Cap Value Fund
U.S. Socially Responsible Fund	U.S. Socially Responsible Fund